SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ARRESTAGE INTERNATIONAL, INC.**, did on June 15, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 15, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20110615-2761
You may verify this certificate
online at http://www.nvsos.gov/

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110444964-05
	Filing Date and Time 06/15/2011 5:28 PM
	Entity Number E0343212011-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ARRESTAGE INTERNATIONAL, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: NEVADA COMMERCIAL REGIS-SEE ATTACHED (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 30000000 Par value per share: $ 0.001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) GREG DAVIS (Name) 4231 DANT BLVD (Street Address) RENO (City) NV (State) 89509-7020 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	NEVADA COMME-SEE ATTACHED (Name) X NEVADA COMMERCIAL REGISTERE (Incorporator Signature) 4231 DANT BLVD (Address) RENO (City) NV (State) 89509-7020 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NEVADA COMMERCIAL REGISTERED AGENTS LC (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 6/15/2011 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles Revised: 4-10-09

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**ARRESTAGE INTERNATIONAL, INC.**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**Not Applicable**

REGISTERED AGENT NAME:	**NEVADA COMMERCIAL REGISTERED AGENTS LC**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Incorporators
Name: NEVADA COMMERCIAL REGISTERED AGENTS LC	
Address: 4231 DANT BLVD	
City: RENO	
State: NV	
Zip Code: 89509-7020	